Citizens Financial Group, Inc. Reports First Quarter 2026 Net Income of
$517 million, up 39% YoY, and EPS of $1.13, up 47% YoY
Positive Operating Leverage of 7.2% YoY

	Key Financial Data	1Q26	4Q25	1Q25	First Quarter 2026 Highlights

Income Statement	($s in millions)
■EPS of $1.13; ROTCE of 12.2%
–Continued strong Private Bank progress, contributing $0.11 to EPS
■PPNR of $790 million, down 3% QoQ, up 27% YoY
–NII up 1.6% QoQ as NIM continues to expand, up 7 bps to 3.14%; NII up 12%, NIM up 24 bps YoY
–Fees up 11% YoY driven by Capital Markets and Wealth; down 2% QoQ, reflecting seasonality and market dynamics
–Positive operating leverage of 7.2% YoY
■Loans up 1% QoQ on a spot and average basis with growth led by Commercial and Private Bank
–Lower Non-Core runoff and balance sheet optimization impacts
■Continuing favorable credit trends; net charge-offs of 39 bps, down 4 bps QoQ
■Strong ACL coverage of 1.52%
■Average deposits up 1% QoQ driven by growth in Private Bank
–Private Bank spot deposits of $16.6 billion
–Interest-bearing deposit costs down 16 bps QoQ
■Strong liquidity profile; spot LDR of 78.1%
■Strong CET1 ratio of 10.5%; 9.3% adjusted for AOCI opt-out removal
■TBV/share of $37.94 broadly stable QoQ

	Total revenue	$2,168	$2,157	$1,935
	Pre-provision profit	790	814	621
	Provision for credit losses	140	137	153
	Net income	517	528	373

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$143.7	$142.7	$137.6
	Average loans and leases	143.4	141.8	139.7
	Period-end deposits	184.0	183.3	177.6
	Average deposits	181.3	179.9	172.7
	Loan-to-deposit ratio (spot)	78.1%	77.8%	77.5%
	NCO ratio	0.39%	0.43%	0.58%

Financial Metrics	Diluted EPS	$1.13	$1.13	$0.77
	ROTCE	12.2%	12.2%	9.6%
	Net interest margin, FTE	3.14	3.07	2.90
	Efficiency ratio	63.6	62.2	67.9
	CET1	10.5%	10.6%	10.6%
	TBV/Share	$37.94	$38.07	$33.97

Comments from Chairman and CEO Bruce Van Saun
“We are pleased to get off to a strong start in 2026 notwithstanding heightened geopolitical tensions and uncertainty in the macro environment,” said Chairman and CEO Bruce Van Saun. “Our financial results in a seasonally soft quarter were good, with year-over-year EPS growth of 47%, positive operating leverage of 7%, NIM expansion of 7 bps sequentially and 24 bps versus a year ago, and a robust balance sheet position. Credit is trending favorably, the Private Bank continues to grow nicely, and Reimagine the Bank is off to a great start. We continue to be well-positioned to deliver a strong year and reach our medium-term targets.”
Citizens also announced today that its board of directors declared a quarterly common stock dividend of $0.46 per share. The dividend is payable on May 14, 2026 to shareholders of record at the close of business on April 30, 2026.

Citizens Financial Group, Inc.
Earnings highlights(1):

	Quarterly Trends
				1Q26 change from
($s in millions, except per share data)	1Q26	4Q25	1Q25	4Q25			1Q25
Earnings				$/bps/%		%	$/bps/%		%
Net interest income	$1,562	$1,537	$1,391	$25		2%	$171		12%
Noninterest income	606	620	544	(14)		(2)	62		11
Total revenue	2,168	2,157	1,935	11		1	233		12
Noninterest expense	1,378	1,343	1,314	35		3	64		5
Pre-provision profit	790	814	621	(24)		(3)	169		27
Provision for credit losses	140	137	153	3		2	(13)		(8)
Net income	517	528	373	(11)		(2)	144		39
Preferred dividends/other	33	39	33	(6)		(15)	—		—
Net income available to common stockholders	$484	$489	$340	$(5)		(1)%	$144		42%
Average common shares outstanding
Basic (in millions)	425.3	429.5	438.3	(4.1)		(1)	(13.0)		(3)
Diluted (in millions)	429.9	434.1	442.2	(4.2)		(1)	(12.3)		(3)
Diluted earnings per share	1.13	1.13	0.77	—		—	0.36		47
Performance metrics
Net interest margin	3.14%	3.06%	2.89%	8	bps		25	bps
Net interest margin, FTE	3.14	3.07	2.90	7			24
Effective income tax rate	20.5	22.0	20.3	(157)			20
Efficiency ratio	63.6	62.2	67.9	131			(436)
Return on average tangible common equity	12.2	12.2	9.6	1			255
Return on average total tangible assets	0.97%	0.98%	0.73%	(1)	bp		24	bps
Capital adequacy(2,3)
Common equity tier 1 capital ratio	10.5%	10.6%	10.6%
Total capital ratio	13.7	13.8	13.9
Tier 1 leverage ratio	9.3	9.5	9.4
Tangible common equity ratio	7.3	7.5	7.0
Allowance for credit losses to loans and leases	1.52%	1.53%	1.61%	(1)	bp		(9)	bps
Asset quality(3)
Nonaccrual loans and leases to loans and leases	1.04%	1.05%	1.15%	(1)	bp		(11)	bps
Allowance for credit losses to nonaccrual loans and leases	146	145	140	1%			6%
Net charge-offs as a % of average loans and leases	0.39%	0.43%	0.58%	(4)	bps		(19)	bps

(1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
(2) Current reporting-period regulatory capital ratios are preliminary.
(3) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.
Consolidated balance sheet summary(1):

				1Q26 change from
($s in millions)	1Q26	4Q25	1Q25	4Q25			1Q25
				$/bps		%	$/bps		%
Total assets	$227,918	$226,351	$220,148	$1,567		1%	$7,770		4%
Total loans and leases	143,667	142,692	137,635	975		1	6,032		4
Total loans held for sale	1,537	1,198	2,820	339		28	(1,283)		(45)
Deposits	184,035	183,313	177,576	722		—	6,459		4
Stockholders' equity	26,172	26,317	24,866	(145)		(1)	1,306		5
Stockholders' common equity	24,061	24,206	22,753	(145)		(1)	1,308		6
Tangible common equity	$16,165	$16,341	$14,867	$(176)		(1)%	$1,298		9%
Loan-to-deposit ratio (period-end)(2)	78.1%	77.8%	77.5%	23	bps		56	bps
Loan-to-deposit ratio (average)(2)	79.1%	78.8%	80.9%	27	bps		(180)	bps
(1) Represents period-end unless otherwise noted.
(2) Excludes loans held for sale.

Citizens Financial Group, Inc.
Discussion of results:

Net interest income				1Q26 change from
($s in millions)	1Q26	4Q25	1Q25	4Q25			1Q25
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,905	$1,923	$1,845	$(18)		(1)%	$60		3%
Investment securities	424	434	418	(10)		(2)	6		1
Interest-bearing deposits in banks	91	89	89	2		2	2		2
Total interest income	$2,420	$2,446	$2,352	$(26)		(1)%	$68		3%
Interest expense:
Deposits	$715	$781	$795	$(66)		(8)%	$(80)		(10)%
Short-term borrowed funds	4	—	8	4		100	(4)		(50)
Long-term borrowed funds	139	128	158	11		9	(19)		(12)
Total interest expense	$858	$909	$961	$(51)		(6)%	$(103)		(11)%
Net interest income	$1,562	$1,537	$1,391	$25		2%	$171		12%

Net interest margin, FTE	3.14%	3.07%	2.90%	7	bps		24	bps

First quarter 2026	vs.	fourth quarter 2025
Net interest income of $1.6 billion increased 1.6%, reflecting a higher net interest margin along with a 1% increase in average interest-earning assets, partially offset by the day count impact of $22 million.
•Net interest margin of 3.14% increased 7 basis points, reflecting the benefit of lower terminated swap impacts and Non-Core runoff, fixed-rate asset repricing and improved funding costs, partially offset by lower asset yields.
•Interest-bearing deposit costs decreased 16 basis points to 2.04%; total deposit costs decreased 12 basis points to 1.60%; total cost of funds decreased 10 basis points to 1.80%.

First quarter 2026	vs.	first quarter 2025
Net interest income of $1.6 billion increased 12%, primarily reflecting a higher net interest margin, as well as a 4% increase in interest-earning assets.
•Net interest margin of 3.14% increased 24 basis points, largely driven by the benefit of Non-Core runoff and terminated swap impacts, fixed-rate asset repricing and improved funding costs, partially offset by lower asset yields.

Citizens Financial Group, Inc.

Noninterest Income				1Q26 change from
($s in millions)	1Q26	4Q25	1Q25	4Q25		1Q25
				$	%	$	%
Service charges and fees	$112	$112	$109	$—	—%	$3	3%
Capital markets fees	134	140	100	(6)	(4)	34	34
Wealth fees	100	98	81	2	2	19	23
Card fees	83	86	83	(3)	(3)	—	—
Mortgage banking fees	42	52	59	(10)	(19)	(17)	(29)
Foreign exchange and derivative products	44	34	39	10	29	5	13
Letter of credit and loan fees	50	49	44	1	2	6	14
Securities gains, net	7	7	7	—	—	—	—
Other income(1)	34	42	22	(8)	(19)	12	55
Noninterest income	$606	$620	$544	$(14)	(2)%	$62	11%
(1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

First quarter 2026	vs.	fourth quarter 2025
Noninterest income of $606 million decreased $14 million, or 2%.
•Capital markets fees decreased $6 million relative to a seasonally strong fourth quarter. Notwithstanding heightened geopolitical tensions and uncertainty in the macro environment, fees posted a record first quarter. Results reflect lower loan syndication fees, partially offset by higher M&A and bond underwriting fees.
•Wealth fees increased $2 million, reflecting higher advisory fees.
•Card fees decreased $3 million, given seasonal impacts.
•Mortgage banking fees decreased $10 million, reflecting lower MSR valuation results, net of hedge impact, partially offset by slightly higher servicing and production revenue.
•FX and derivative products increased $10 million, reflecting higher client commodities and interest rate hedging activity.
•Other income decreased $8 million, given higher small revenue items in the prior quarter.

First quarter 2026	vs.	first quarter 2025
Noninterest income of $606 million increased $62 million, or 11%.
•Capital markets fees increased $34 million, driven by higher M&A, loan syndication and equity underwriting fees.
•Wealth fees increased $19 million, primarily reflecting growth in AUM, largely from net inflows.
•Mortgage banking fees decreased $17 million, reflecting lower MSR valuation results, net of hedge impact, and lower servicing revenue, partially offset by higher production revenue.
•Other income increased $12 million, given favorable performance across several small revenue items.

Citizens Financial Group, Inc.

Noninterest Expense				1Q26 change from
($s in millions)	1Q26	4Q25	1Q25	4Q25		1Q25
				$	%	$	%
Salaries and employee benefits	$758	$716	$696	$42	6%	$62	9%
Equipment and software	197	199	194	(2)	(1)	3	2
Outside services	162	148	155	14	9	7	5
Occupancy	114	109	112	5	5	2	2
Other operating expense	147	171	157	(24)	(14)	(10)	(6)
Noninterest expense	$1,378	$1,343	$1,314	$35	3%	$64	5%

First quarter 2026	vs.	fourth quarter 2025
Noninterest expense of $1.4 billion increased 2.6%.
•Salaries and employee benefits increased $42 million, primarily reflecting a seasonal increase in payroll taxes.
•Outside services increased $14 million, primarily driven by higher technology-related costs and costs to implement the Reimagine the Bank program.
•Other operating expense decreased $24 million, reflecting lower fraud losses and seasonal factors.
The effective tax rate was 20.5% in first quarter 2026 compared with 22.0% in fourth quarter 2025, primarily driven by discrete tax benefits recognized in the first quarter.

First quarter 2026	vs.	first quarter 2025
Noninterest expense of $1.4 billion increased 5%.
•Salaries and employee benefits increased $62 million, reflecting hiring related to the Private Bank and Private Wealth buildout, and strong Capital Markets fee performance.
•Equipment and software increased $3 million, reflecting technology investments.
•Outside services increased $7 million, primarily driven by costs to implement the Reimagine the Bank program.
•Other operating expense decreased $10 million, reflecting the impact of various favorable sundry items.
The effective tax rate was 20.5% in first quarter 2026 compared with 20.3% in first quarter 2025.

Citizens Financial Group, Inc.

Interest-earning assets				1Q26 change from
($s in millions)	1Q26	4Q25	1Q25	4Q25		1Q25
Period-end interest-earning assets				$	%	$	%
Investments	$45,218	$44,650	$43,544	$568	1%	$1,674	4%
Interest-bearing deposits in banks	12,076	12,224	11,144	(148)	(1)	932	8
Commercial loans and leases	74,589	73,812	70,508	777	1	4,081	6
Retail loans	69,078	68,880	67,127	198	—	1,951	3
Total loans and leases	143,667	142,692	137,635	975	1	6,032	4
Loans held for sale	1,537	1,198	2,820	339	28	(1,283)	(45)
Total loans and leases and loans held for sale	145,204	143,890	140,455	1,314	1	4,749	3
Total period-end interest-earning assets	$202,498	$200,764	$195,143	$1,734	1%	$7,355	4%
Average interest-earning assets(1)
Investments	$46,929	$46,731	$46,069	$198	—%	$860	2%
Interest-bearing deposits in banks	10,079	9,156	8,092	923	10	1,987	25
Commercial loans and leases	74,541	73,151	70,612	1,390	2	3,929	6
Retail loans	68,869	68,606	69,098	263	—	(229)	—
Total loans and leases	143,410	141,757	139,710	1,653	1	3,700	3
Loans held for sale	1,511	1,523	1,187	(12)	(1)	324	27
Total loans and leases and loans held for sale	144,921	143,280	140,897	1,641	1	4,024	3
Total average interest-earning assets	$201,929	$199,167	$195,058	$2,762	1%	$6,871	4%
(1) Total average interest-earning assets excludes the mark-to-market on investment securities and unsettled purchases or sales of loans and investments.

First quarter 2026	vs.	fourth quarter 2025
Period-end interest-earning assets of $202.5 billion increased $1.7 billion, or 1%, reflecting a $568 million increase in investments in securities and 1% growth in loans and leases. Total loans and leases increased $975 million, as growth in the Private Bank, net new money originations in corporate banking and higher commercial line utilization, as well as growth in home equity and mortgage, were partially offset by commercial real estate paydowns and the runoff of Non-Core loans.
Average interest-earning assets of $201.9 billion increased $2.8 billion, or 1%, reflecting a $1.7 billion increase in total loans and leases and a $923 million increase in cash held in interest-bearing deposits.
The average effective duration of the securities portfolio was 4.0 years, compared with 3.8 years at December 31, 2025 and 3.6 years at March 31, 2025.

First quarter 2026	vs.	first quarter 2025
Period-end interest-earning assets of $202.5 billion increased $7.4 billion, or 4%, reflecting a $1.7 billion increase in investments in securities, a $932 million increase in cash held in interest-bearing deposits and a $4.7 billion increase in total loans and leases and loans held for sale. The increase in total loans and leases and loans held for sale was largely driven by $4.1 billion of growth in commercial given net new money originations in corporate banking and higher commercial line utilization, as well as growth in the Private Bank, partially offset by commercial real estate paydowns. Retail also grew $2.0 billion, reflecting growth in home equity and mortgage, partially offset by Non-Core portfolio runoff.
Average interest-earning assets of $201.9 billion increased $6.9 billion, primarily reflecting a $4.0 billion increase in total loans and leases and loans held for sale, as well as $2.0 billion increase in cash held as interest-bearing deposits and a $860 million increase in investments in securities.

Citizens Financial Group, Inc.

Deposits				1Q26 change from
($s in millions)	1Q26	4Q25	1Q25	4Q25		1Q25
Period-end deposits				$	%	$	%
Noninterest-bearing demand	$41,672	$40,417	$37,556	$1,255	3%	$4,116	11%
Checking with interest	37,675	37,428	34,456	247	1	3,219	9
Savings	24,114	24,353	25,765	(239)	(1)	(1,651)	(6)
Money market	59,611	60,062	55,996	(451)	(1)	3,615	6
Time	20,963	21,053	23,803	(90)	—	(2,840)	(12)
Total period-end deposits	$184,035	$183,313	$177,576	$722	—%	$6,459	4%
Average deposits
Noninterest-bearing demand	$39,286	$38,993	$36,543	$293	1%	$2,743	8%
Checking with interest	37,027	36,257	32,693	770	2	4,334	13
Savings	24,095	24,477	25,760	(382)	(2)	(1,665)	(6)
Money market	60,141	58,904	54,432	1,237	2	5,709	10
Time	20,766	21,226	23,277	(460)	(2)	(2,511)	(11)
Total average deposits	$181,315	$179,857	$172,705	$1,458	1%	$8,610	5%

First quarter 2026	vs.	fourth quarter 2025
Total period-end deposits of $184.0 billion are broadly stable, with growth in Private Bank and retail partially offset by lower commercial deposits given seasonality. Private Bank deposits reached $16.6 billion at the end of first quarter 2026.
Average deposits of $181.3 billion increased 1%, primarily driven by growth in Private Bank.

First quarter 2026	vs.	first quarter 2025
Total period-end deposits of $184.0 billion increased 4%, primarily reflecting growth in Private Bank of $7.9 billion, and $1.9 billion in Commercial, partially offset by a $2.4 billion reduction in higher-cost Treasury brokered deposits.
Average deposits of $181.3 billion were up 5%.

Citizens Financial Group, Inc.

Borrowed Funds				1Q26 change from
($s in millions)	1Q26	4Q25	1Q25	4Q25		1Q25
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$54	$58	$47	$(4)	(7) %	$7	15%
Long-term borrowed funds
FHLB advances	2,513	2,014	42	499	25	2,471	NM
Senior debt	7,076	6,328	7,568	748	12	(492)	(7)
Subordinated debt and other debt	1,419	1,284	1,772	135	11	(353)	(20)
Auto collateralized borrowings	1,252	1,598	2,885	(346)	(22)	(1,633)	(57)
Total borrowed funds	$12,314	$11,282	$12,314	$1,032	9%	$—	—%
Average borrowed funds
Short-term borrowed funds	$454	$221	$675	$233	105%	$(221)	(33)%
Long-term borrowed funds
FHLB advances	1,408	35	595	1,373	NM	813	137
Senior debt	6,843	6,642	7,133	201	3	(290)	(4)
Subordinated debt and other debt	1,415	1,405	1,809	10	1	(394)	(22)
Auto collateralized borrowings	1,409	1,774	3,120	(365)	(21)	(1,711)	(55)
Total average borrowed funds	$11,529	$10,077	$13,332	$1,452	14%	$(1,803)	(14)%

First quarter 2026	vs.	fourth quarter 2025
Period-end borrowed funds increased $1.0 billion, reflecting an increase in senior debt and subordinated debt of $748 million and $135 million, respectively, given net issuances, and an increase of FHLB advances of $499 million, partially offset by a $346 million decrease in collateralized borrowings on auto loans as the associated portfolio runs down.
Average borrowed funds increased $1.5 billion, driven primarily by an increase in FHLB advances and short-term borrowed funds of $1.4 billion and $233 million, respectively, as well as an increase in senior debt of $201 million, partially offset by a $365 million decrease in auto collateralized borrowings.

First quarter 2026	vs.	first quarter 2025
Period-end borrowed funds were stable, reflecting an increase in FHLB advances of $2.5 billion, offset by a decrease of $1.6 billion in auto collateralized borrowings, given runoff of the associated portfolio, and decreases of $492 million and $353 million in senior debt and subordinated debt, respectively, given the impact of redemptions.
Average borrowed funds decreased by $1.8 billion, given a $1.7 billion decrease in auto collateralized borrowings, and decreases in senior and subordinated debt of $290 million and $394 million respectively, given the impact of redemptions. These results were partially offset by an increase in FHLB advances of $813 million.

Citizens Financial Group, Inc.

Capital				1Q26 change from
($s and shares in millions, except per share data)	1Q26	4Q25	1Q25	4Q25		1Q25
Period-end capital				$	%	$	%
Stockholders' equity	$26,172	$26,317	$24,866	$(145)	(1)%	$1,306	5%
Stockholders' common equity	24,061	24,206	22,753	(145)	(1)	1,308	6
Tangible common equity	16,165	16,341	14,867	(176)	(1)	1,298	9
Tangible book value per common share	$37.94	$38.07	$33.97	$(0.13)	—%	$3.97	12%
Common shares - at end of period	426.0	429.2	437.7	(3.2)	(1)	(11.6)	(3)
Common shares - average (diluted)	429.9	434.1	442.2	(4.2)	(1)%	(12.3)	(3)%
Common equity tier 1 capital ratio(1)	10.5%	10.6%	10.6%
Total capital ratio(1)	13.7	13.8	13.9
Tangible common equity ratio	7.3	7.5	7.0
Tier 1 leverage ratio(1)	9.3	9.5	9.4
(1) Current reporting-period regulatory capital ratios are preliminary.

First quarter 2026
•The CET1 capital ratio of 10.5% as of March 31, 2026 compares with 10.6% at December 31, 2025 and March 31, 2025.
•Total capital ratio of 13.7% compares with 13.8% at December 31, 2025 and 13.9% as of March 31, 2025.
•Tangible common equity ratio of 7.3% compares with 7.5% at December 31, 2025 and 7.0% as of March 31, 2025.
•Tangible book value per common share of $37.94 was broadly stable with fourth quarter 2025.
•Paid $198 million in common dividends to shareholders during first quarter 2026. This compares with $201 million in common dividends during fourth quarter 2025 and $186 million during first quarter 2025.
•Repurchased $300 million of common shares during first quarter 2026, compared with $125 million in fourth quarter 2025 and $200 million in first quarter 2025.

Citizens Financial Group, Inc.

Credit quality review				1Q26 change from
($s in millions)	1Q26	4Q25	1Q25	4Q25		1Q25
				$/bps/%	%	$/bps/%		%
Nonaccrual loans and leases(1)	$1,497	$1,504	$1,582	$(7)	—%	$(85)		(5)%
90+ days past due and accruing(2)	208	169	155	39	23	53		34
Net charge-offs	138	155	200	(17)	(11)	(62)		(31)
Provision for credit losses	140	137	153	3	2	(13)		(8)
Allowance for credit losses	$2,185	$2,183	$2,212	$2	—%	$(27)		(1)%
Nonaccrual loans and leases to loans and leases	1.04%	1.05%	1.15%	(1) bp		(11)	bps
Net charge-offs as a % of total loans and leases	0.39	0.43	0.58	(4)		(19)
Allowance for credit losses to loans and leases	1.52	1.53	1.61	(1)		(9)
Allowance for credit losses to nonaccrual loans and leases	146%	145%	140%	1%		6%
(1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
(2) 90+ days past due and accruing includes $179 million, $141 million, and $137 million of loans fully or partially guaranteed by the FHA, VA, and USDA for March 31, 2026, December 31, 2025, and March 31, 2025, respectively.

First quarter 2026	vs.	fourth quarter 2025
•Nonaccrual loans of $1.5 billion decreased modestly. The nonaccrual loans to total loans ratio of 1.04% compares with 1.05% at December 31, 2025.
•Net charge-offs of $138 million, or 39 basis points of average loans and leases, compares with 43 basis points in the prior quarter, with the decrease driven by retail and commercial real estate.
•The first quarter 2026 provision for credit losses of $140 million compares with $137 million for fourth quarter 2025.
•The ratio of allowance for credit losses to total loans of 1.52% was slightly down compared with 1.53% as of December 31, 2025 reflecting improved loan mix given the continued reduction in the Non-Core portfolio and a decrease in commercial real estate balances, with originations primarily in C&I and retail real estate secured that have a lower loss content profile.
•The allowance for credit losses to nonaccrual loans and leases ratio of 146% is stable with December 31, 2025.

First quarter 2026	vs.	first quarter 2025
•Nonaccrual loans decreased 5% driven largely by a 12% decrease in commercial. The nonaccrual loans to total loans ratio of 1.04% compares with 1.15% at March 31, 2025.
•Net charge-offs of $138 million, or 39 basis points of average loans and leases compares with 58 basis points for first quarter 2025. This reflects a decrease in retail, given charge-offs associated with a loan sale in first quarter 2025, and a decrease in commercial real estate.
•Provision for credit losses of $140 million decreased compared with a $153 million provision in first quarter 2025 reflecting the runoff of the Non-Core portfolio and improving credit trends and loan mix.
•Allowance for credit losses of $2.2 billion decreased $27 million compared with March 31, 2025 given the benefit of the sale of Non-Core education loans, continued Non-Core runoff and other improvements in loan mix. Allowance for credit losses ratio of 1.52% as of March 31, 2026 compares with 1.61% as of March 31, 2025.
•The allowance for credit losses to nonaccrual loans and leases ratio of 146% compares with 140% as of March 31, 2025.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - (781) 655-2289
Investors: Kristin Silberberg - (203) 900-6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    9:00 am ET
Dial-in: (800) 369-1703, conference ID 1679767
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on April 16, 2026 through May 16, 2026. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $227.9 billion in assets as of March 31, 2026. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail, private banking, wealth management and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,000 ATMs and approximately 1,000 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. Consumer Banking includes Citizens Private Bank and Private Wealth, which integrate banking services and wealth management solutions to serve high- and ultra-high-net-worth individuals and families, as well as investors, entrepreneurs and businesses. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on X, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures that we believe provide useful information to investors to understand our results of operations or financial condition. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP financial measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q26 Change
		1Q26	4Q25	1Q25	4Q25			1Q25
					$/bps		%	$/bps		%
Pre-provision profit:
Total revenue (GAAP)	A	$2,168	$2,157	$1,935	$11		1%	$233		12%
Less: Noninterest expense (GAAP)	B	1,378	1,343	1,314	35		3	64		5
Pre-provision profit (non-GAAP)		$790	$814	$621	($24)		(3%)	$169		27%
Operating leverage:
Total revenue (GAAP)	A	$2,168	$2,157	$1,935	$11		0.53%	$233		12.11%
Less: Noninterest expense (GAAP)	B	1,378	1,343	1,314	35		2.65	64		4.91
Operating leverage							(2.12%)			7.20%
Efficiency ratio:
Efficiency ratio	B/A	63.55%	62.24%	67.91%	131	bps		(436)	bps
Book value per common share and tangible book value per common share:
Common shares - at period-end (GAAP)	C	426,023,578	429,242,174	437,668,127	(3,218,596)		(1%)	(11,644,549)		(3%)
Common stockholders' equity (GAAP)	D	$24,061	$24,206	$22,753	($145)		(1)	$1,308		6
Less: Goodwill (GAAP)		8,221	8,187	8,187	34		—	34		—
Less: Other intangible assets (GAAP)		112	115	137	(3)		(3)	(25)		(18)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		437	437	438	—		—	(1)		—
Tangible common equity (non-GAAP)	E	$16,165	$16,341	$14,867	($176)		(1%)	$1,298		9%
Book value per common share (GAAP)	D/C	$56.48	$56.39	$51.99	$0.09		—%	$4.49		9%
Tangible book value per common share (non-GAAP)	E/C	37.94	38.07	33.97	(0.13)		—	3.97		12
Net interest income and net interest margin on an FTE basis:
Net interest income (annualized) (GAAP)	F	$6,337	$6,098	$5,637	$239		4%	$700		12%
Average interest-earning assets (GAAP)	G	201,929	199,167	195,058	2,762		1	6,871		4
Net interest margin (GAAP)	F/G	3.14%	3.06%	2.89%	8	bps		25	bps
Net interest income (GAAP)		$1,562	$1,537	$1,391	$25		2%	$171		12%
FTE adjustment		3	4	4	(1)		(25)	(1)		(25)
Net interest income on an FTE basis (non-GAAP)		1,565	1,541	1,395	24		2	170		12
Net interest income on an FTE basis (annualized) (non-GAAP)	H	6,350	6,112	5,653	238		4	697		12
Net interest margin on an FTE basis (non-GAAP)	H/G	3.14%	3.07%	2.90%	7	bps		24	bps
Return on average common equity and return on average tangible common equity:
Net income available to common stockholders (GAAP)	I	$484	$489	$340	($5)		(1%)	$144		42%
Average common equity (GAAP)	J	$23,995	$23,823	$22,188	$172		1	$1,807		8
Less: Average goodwill (GAAP)		8,198	8,187	8,187	11		—	11		—
Less: Average other intangibles (GAAP)		114	120	142	(6)		(5)	(28)		(20)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		437	440	438	(3)		(1)	(1)		—
Average tangible common equity (non-GAAP)	K	$16,120	$15,956	$14,297	$164		1%	$1,823		13%
Return on average common equity (GAAP)	I/J	8.19%	8.16%	6.21%	3	bps		198	bps
Return on average tangible common equity (non-GAAP)	I/K	12.19%	12.18%	9.64%	1	bps		255	bps
Return on average total assets and return on average total tangible assets:
Net income (GAAP)	L	$517	$528	$373	($11)		(2%)	$144		39%
Average total assets (GAAP)	M	$224,224	$221,242	$216,309	$2,982		1	$7,915		4
Less: Average goodwill (GAAP)		8,198	8,187	8,187	11		—	11		—
Less: Average other intangibles (GAAP)		114	120	142	(6)		(5)	(28)		(20)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		437	440	438	(3)		(1)	(1)		—
Average tangible assets (non-GAAP)	N	$216,349	$213,375	$208,418	$2,974		1%	$7,931		4%
Return on average total assets (GAAP)	L/M	0.94%	0.95%	0.70%	(1)	bps		24	bps
Return on average total tangible assets (non-GAAP)	L/N	0.97%	0.98%	0.73%	(1)	bps		24	bps

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q26 Change
		1Q26	4Q25	1Q25	4Q25		1Q25
					$/bps	%	$/bps	%
Common equity ratio and tangible common equity ratio:
Total assets (GAAP)	O	$227,918	$226,351	$220,148	$1,567	1%	$7,770	4%
Less: Goodwill (GAAP)		8,221	8,187	8,187	34	—	34	—
Less: Other intangible assets (GAAP)		112	115	137	(3)	(3)	(25)	(18)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		437	437	438	—	—	(1)	—
Tangible assets (non-GAAP)	P	$220,022	$218,486	$212,262	$1,536	1%	$7,760	4%
Common equity ratio (GAAP)	D/O	10.6%	10.7%	10.3%	(13) bps		22 bps
Tangible common equity ratio (non-GAAP)	E/P	7.3	7.5	7.0	(20) bps		30 bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		1Q26

CET1 Ratio adjusted for AOCI opt-out removal
CET1 capital		$18,178
Less: AFS securities - AOCI		1,027
HTM securities - AOCI(1)		657
DTA for AFS/HTM securities		35
Pension		245
DTA for Pension		3
CET 1 capital adjusted for AOCI opt-out removal	A	$16,211

Risk-weighted assets		173,268
Less: HTM securities - AOCI		113
AFS securities - AOCI		167
DTA for AFS/HTM securities		(1,471)
Pension		245
DTA for Pension		(216)
Risk-weighted assets adjusted for AOCI opt-out removal	B	$174,430

CET1 Ratio adjusted for AOCI opt-out removal	A/B	9.3%

(1) HTM securities - AOCI refers to unrealized losses recognized on securities before transfer to HTM

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "goals," "targets," "initiatives," "potentially," "probably," "projects," "outlook," "guidance" or similar expressions or future conditional verbs such as "may," "will," "likely," "should," "would," and "could."

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, tariffs, inflationary pressures, and labor shortages that adversely affect the general economy, housing prices, the job market, consumer confidence, and spending habits;
•The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment;
•Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms;
•The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position;
•The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin;
•Our ability to achieve our financial performance goals and execute on our strategic business initiatives, including the continued expansion of Private Bank and Private Wealth, and our aim to position us as a more innovative, modern, and customer-centric bank;
•The effects of geopolitical instability, including the war in Ukraine and the conflict in the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to comply with supervisory requirements and expectations as well as new or amended regulations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•The impact of changes in interest rates on our net interest income, net interest margin, mortgage originations, and mortgage servicing rights, as well as on market liquidity, which could affect our funding sources and ability to originate and distribute financial products in the primary and secondary markets;
•Financial services reform and other current, pending, or future legislation or regulation that could have a negative effect on our revenue and businesses;
•Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks that could adversely affect our reputation, operations, business, and customers;
•A failure in, or breach of, our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyberattacks; and
•Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, balance sheet growth, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from, or pay any dividends to, holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.

Citizens Financial Group, Inc.
CFG-IR